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                                                                    Exhibit 10.4

                            FIRST AMENDMENT TO LEASE

     THIS FIRST AMENDMENT TO LEASE (the "First Amendment") is made and entered into this 15th day of May, 2001, by and between AETNA INC., a corporation organized under the laws of the state of Pennsylvania, having a principal address of 151 Farmington Avenue, Hartford, Connecticut 06156, as Landlord (the "Landlord") and THE TRAVELERS INDEMNITY COMPANY, a Connecticut corporation, having a principal address of One Tower Square, Hartford, Connecticut 06183, as Tenant (the "Tenant").

                                  WITNESSETH:

     WHEREAS, pursuant to a certain lease dated as of March 28, 1996 (hereafter referred to as the "Lease"), by and between Aetna Life and Casualty Company ("ALC"), and Tenant, Tenant leased from Landlord certain space consisting of 373,015 rentable square feet, situated on floors 2 through 12 inclusive and floors 16 through 20 inclusive (the "Premises") of the Building known as CITYPLACE I, located at 185 Asylum Street, Hartford, Connecticut 06103 (the "Building"); and,

     WHEREAS, on or about July 19, 2000, the interests of ALC in and to the Lease were transferred to Aetna Inc. ("Original Aetna"), and as a result of the merger of Original Aetna into Lion Connecticut Holdings, Inc. ("Lion") on or about December 13, 2000, the interests in and to the Lease were subsequently held by Lion; and

     WHEREAS, Lion leased the Premises to Aetna U.S. Healthcare Inc. (which, after the merger described above, changed its name to Aetna Inc.) ("Aetna") pursuant to that certain Lease dated as of December 13, 2000 (the "Healthcare Lease"), the term of which is to commence April 1, 2004; and

     WHEREAS, Lion assigned its interest, as sublessor, in the Lease to Aetna, effective as of April 1, 2004, pursuant to an Assignment by Lion in favor of Aetna dated as of December 13, 2000, pursuant to which Aetna assumed all of Lion's rights and obligations with respect to the Lease and which results in the Lease becoming a sublease from Aetna to Tenant as of April 1, 2004; and

     WHEREAS, pursuant to agreements between Lion and Aetna, Aetna hereby represents and warrants to Tenant that it has sole right to deal and communicate with Tenant directly regarding any matter pertaining to the Premises with respect to the period after March 31, 2004; and

     WHEREAS, the Term of the Lease expires on March 31, 2004; and

     WHEREAS, Landlord and Tenant mutually desire to amend the terms of the Lease in order to provide for an early extension of the Term of the Lease for a portion of the rentable area of the Premises, and to provide for such other related matters, as set forth herein.

     WHEREAS, the changes and modifications, as hereafter set forth, shall be effective as of April 1, 2004, unless otherwise provided for herein (the "Effective Date").



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     NOW, THEREFORE, in consideration of the promises and mutual covenants set forth herein, the parties, intending to be legally bound, hereby agree as follows:

1. PREMISES. For purposes hereof, a portion of the Premises, consisting of approximately 255,250 rentable square feet of space (253,114 usable square feet (pursuant to Exhibit A), situated on floors 2, 3, 6, 7, 8, 9, 10, 16, 17, 18 and 19 of the Building, and as identified on the floor plans, attached to this First Amendment as Exhibit A-1 (DESCRIPTION OF EXTENSION TERM PREMISES) (hereafter the "Extension Term Premises") shall be subject to the early extension of the Term of the Lease, as hereafter provided in this First Amendment.

2. TERM. Section 1 (TERM) of the Lease is hereby amended such that the Term of the Lease for that certain portion of the Premises identified in Paragraph 1 above as the Extension Term Premises, shall hereby be extended for a period of four (4) years and seven (7) months (hereafter the "Term of the Extension Term Premises"), commencing as of the Effective Date, and expiring on October 31, 2008, unless further extended, renewed or terminated in accordance with the terms of the Lease, as amended by this First Amendment thereto (hereafter, the "Extension Term Premises Termination Date"). All terms of the Lease shall apply to the Term of the Extension Term Premises, except to the extent expressly modified herein.

3. BASE RENT. As of the Effective Date, Section 3 (BASE RENT) of the Lease shall be amended such that the Annual Base Rent for the Extension Term Premises shall be Four Million One Hundred Thirty-Five Thousand Fifty and 00/100 Dollars ($4,135,050.00), based on an annual rental rate of $16.20 per rentable square foot (of the Extension Term Premises), and shall be payable by Tenant to Landlord (or Landlord's agent) in equal monthly installments of Three Hundred Forty-Four Thousand Five Hundred Eighty-Seven and 50/100 Dollars ($344,587.50), payable commencing on the Effective Date and thereafter for each month of the Term of the Extension Term Premises, provided herein, through and including the Extension Term Premises Termination Date, in the manner as set forth in such Section 3 of the Lease.

        In addition to the extension of the Term of the Lease for the Extension Term Premises, Tenant shall also retain and extend the Term of the Lease with respect to the leasing of one loading dock on the loading dock level, mechanical ares on the loading dock level and the 14th floor, as well as rooftop space for the ventilator, as provided for in the second grammatical paragraph of Section 3 of the Lease. In consideration of the same, Tenant shall continue to pay to Landlord, or Landlord's agent, during the Term of the Extension Term Premises, as Additional Rent for the leasing of these items, an annual sum of $11,700.00, which amount shall be paid in one lump-sum payment, annually, in advance, on January 1st of each calendar year.

4. ADDITIONAL RENT. As of the Effective Date, Section 4 (ADDITIONAL RENT) of the Lease shall be amended by adding at the end of such provision the following:
   (i) the Base Year for the Extension Term Premises shall remain as Calendar Year 1997; and (ii) Tenant's Proportionate Share of the Building for the Extension Term Premises shall mean 31.20%, as calculated in accordance with the terms of such Subsection 4(A)(iii).

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5.   CONDITION OF PREMISES. It is hereby understood and agreed that Tenant shall accept the Extension Term Premises for the Term of the Extension Term Premises provided in this First Amendment, in its "as is" condition, and Landlord shall have no obligation to improve, alter or remodel the same (with the exception of normal repair and maintenance as described in the Lease). Tenant may perform certain alterations to the Extension Term Premises, at Tenant's sole cost and expense, in accordance with the terms of Section 9 (ADDITIONS AND ALTERATIONS) and Section 10 (COVENANT AGAINST
     LIEN) of the Lease, and in a good and workmanlike manner by Tenant and its contractors or subcontractors, which shall include obtaining Landlord's prior written consent as required therein, and in accordance with the terms thereof. Tenant shall be responsible for procuring all necessary permits for any alterations to be performed to the Extension Term Premises, as provided for under the terms of the Lease, and Landlord shall reasonably cooperate with Tenant, or Tenant's agents or contractor's in the procurement of such permits. It is hereby acknowledged and agreed by Landlord that there shall be no Landlord supervision or administrative fees associated with any such alterations to the Extension Term Premises.

6. RENEWAL OPTION. Landlord and Tenant hereby acknowledge that this First Amendment provides for the early extension of the Term of a portion of the Premises, referred to herein as the Extension Term Premises; however, this First Amendment shall in no event be deemed to be an exercise of the Renewal Option provided to Tenant pursuant to Section 34 (RENEWAL OPTION) of the Lease, and such Renewal Option shall remain in full force and effect, in accordance with the terms set forth in such Section 34; however, only for that portion of the Premises which is not identified as the Extension Term Premises, and therefore not subject to the Term of the Extension Term Premises, as provided in this First Amendment. Accordingly, the Renewal Option, which is for a term of approximately four (4) years and seven (7) months, expiring on October 31, 2008 (the "Renewal Term"), shall be applicable to that portion of the Premises consisting of approximately 117,765 rentable square feet (16,973 usable square feet, pursuant to EXHIBIT A of the Lease), consisting of floors 4,5,11,12 and 20 (hereafter known as the "Remaining Premises"). Pursuant to the terms of such Section 34 of the Lease, any renewal as to a portion of the Remaining Premises must consist of entire contiguous floors; however, notwithstanding the terms of such Section 34 to the contrary, but in accordance with the concept of "entire contiguous floors", Tenant hereby agrees that (i) in the event that Tenant elects to exercise the Renewal Option for only one floor of the Remaining Premises, such one floor shall be the twentieth (20th) floor;
     (ii) in the event that Tenant elects to exercise the Renewal Option for only two floors, such floors shall be the 4th and 5th floors block;
     (iii) Tenant shall only have the right to elect to exercise the Renewal Option for the 11th and 12th floors if Tenant has also elected to exercise the Renewal Option for 4th and 5th floors block; and (iv) in addition to the terms of subsection (i) hereof, the election to exercise the Renewal Option for the 20th floor may be exercised in conjunction with the exercise of the Renewal Option for the 4th and 5th floor block, or with the exercise of the Renewal Option with respect to the entire Remaining Premises.

          In the event the Renewal Option is not exercised, or the parties cannot agree upon the Prevailing Rental Rate for the Renewal Term as such applies to the

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       Remaining Premises, then the Term of the Lease for the Remaining Premises shall expire as of the Termination Date set forth in the Lease, and Tenant shall vacate, quit and surrender the Remaining Premises to Landlord in accordance with the terms of the Lease; however, the Lease shall continue with respect to the Extension Term Premises, in accordance with the terms of this First Amendment. In the event the Renewal Option is exercised, and the parties reach an agreement concerning the Prevailing Rental Rate and resulting Base Rent for the Renewal Term, then Landlord and Tenant shall execute an amendment to the Lease within thirty
       (30) days after the determination of the Prevailing Rental Rate and resulting Base Rent for the Renewal Term for the Remaining Premises, which amendment shall set forth the Renewal Term, the Base Rent and all other terms and conditions for the Renewal Term as such apply to the Remaining Premises.

7. BROKER'S WARRANTY. For the purpose of this First Amendment, notwithstanding the terms of Section 27 (REAL ESTATE BROKER) of the Lease to the contrary, Landlord and Tenant warrant and represent that they have dealt with no real estate broker in connection with this First Amendment other than Jones Lang LaSalle (the "Broker"), and that no other broker is entitled to any commission on account of this First Amendment. The party who breaches this warranty shall defend, hold harmless and indemnify the other from any loss, cost, damage or expense, including reasonable attorney fees, arising from the breach. Tenant understands that Broker represents Landlord in this transaction and Broker owes its fiduciary responsibility to Landlord. Landlord is solely responsible for paying the commission of said Broker in accordance with separate agreement between Landlord and Broker.

8. NOTICES. Section 29 (NOTICES) of the Lease shall remain in full force and effect until the Effective Date. As of the Effective Date, all notices and notifications, required or permitted under the Lease, to be sent to Landlord shall be sent to the following addresses, in the manner set forth in such Section 29 or such other addresses as may be designated by Landlord by notice to Tenant, as set forth in such Section 29:

               Landlord:    Aetna, Inc.
                            151 Farmington Avenue
                            Hartford, Connecticut 06156
                            Attn: Real Estate Investments, RT11

          with a copy to:   Jones Lang LaSalle Americas, Inc.
                            90 State House Squares
                            Hartford, Connecticut 06103

         with a copy to:    Dechert
                            90 State House Squares
                            Hartford, Connecticut 06103
                            Attn: John J. Gillies, Jr.


      Notwithstanding the foregoing, as of the date hereof, all notices and notifications, required or permitted under the Lease regarding any matter pertaining to the Premises


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     with respect to the period after March 31, 2004 shall be sent to the addresses set forth in this Section 8 of this First Amendment.

9. BINDING EFFECT. The terms of this First Amendment to Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

10. RATIFICATION. Except as expressly provided otherwise herein, all terms defined in the Lease shall have the meaning ascribed therein and all provisions, covenants and conditions of the Lease are hereby ratified, confirmed and incorporated herein in their entirety by this reference.

11. FULL FORCE AND EFFECT. The Lease shall remain in full force and effect and the terms of this First Amendment shall control over any conflicts between the terms of the Lease and the terms of this First Amendment.

12. WAIVER OF CONSEQUENTIAL DAMAGES. As of the date hereof, neither Landlord nor Tenant shall be liable to the other under or in connection with the Lease or this First Amendment thereto, for any consequential damages and both Landlord and Tenant waive, to the full extent permitted by law, any claim for consequential damages.

13. LANDLORD'S INTEREST. Tenant acknowledges that Landlord shall only obtain a possessory interest in the Premises as of the Effective Date and until such time, the Landlord under the Lease is Lion Connecticut Holdings, Inc., as identified in the second "Whereas" clause of this First Amendment. Tenant agrees to look solely to Lion (or its successors or assigns) with respect to all matters pertaining to the Lease occurring prior to the Effective Date.

14. LANDLORD'S REPRESENTATION REGARDING THE HEALTHCARE LEASE. Landlord hereby represents to Tenant that as of the commencement date of the Healthcare Lease, the Lease, as amended or modified, shall remain in full force and effect upon all of its executory terms, and pursuant to the fact the Lease shall become a sublease, as provided in the fourth "Whereas" clause of this First Amendment, Aetna hereby agrees that in addition, Aetna shall not take any action under the Healthcare Lease designed to disturb Tenant's possession and occupancy of the Premises, nor to diminish or interfere with any of Tenant's rights and privileges under the Lease, so long as Tenant is not in default under any of the terms, covenants, or conditions of the Lease, beyond any notice or cure periods provided under the terms of the Lease.


                 (Remainder of page left intentionally blank.)


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     IN WITNESS WHEREOF, Landlord and Tenant have executed this First
Amendment as of the day and year first above written.


WITNESSES:                                        LANDLORD:

                                                  AETNA INC.

Christina Negron                                  By: /s/ Timothy A. Holt
----------------                                      ---------------------
John M. Maher                                          Timothy A. Holt
----------------                                  Its: Senior Vice President


                                                  TENANT:

                                                  THE TRAVELERS INDEMNITY
                                                  COMPANY
Thomas Luszczak
---------------                                   By: /s/ Andy F. Bessette
                                                      --------------------
                                                       Andy F. Bessette
                                                  Its: Vice President



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